SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

Cavco Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-08822	56-2405642
(Commission File Number)	(IRS Employer Identification No.)

1001 North Central Avenue, Suite 800
Phoenix, Arizona	85004
(Address of principal executive offices)	(Zip Code)

(602) 256-6263
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement

     On May 17, 2005, the Board of Directors of Cavco Industries, Inc., a Delaware corporation (the “Corporation”), ratified and approved the following actions taken on May 17, 2005 by the Compensation Committee (the “Compensation Committee”) of the Board of Directors with regard to compensation arrangements with persons (the “Named Executive Officers”) who are expected to be listed in the Summary Compensation Table set forth in the Proxy Statement for the Corporation’s 2005 Annual Meeting of Stockholders as named executive officers (as defined in Item 402(a)(3) of Regulation S-K).

     Annual Incentive (Short-Term) Compensation Earned in Fiscal 2005. The Compensation Committee confirmed the amount and specified the form of payment of short-term incentive compensation awards earned during the fiscal year ended March 31, 2005 and to be paid in May 2005 for the Named Executive Officers. The bonus award for Joseph Stegmayer, Chief Executive Officer and President represented the amount determined by the Employment Agreement, dated June 30, 2003, between Joseph Stegmayer and the Corporation (the “Employment Agreement”) which provides for a cash bonus in an amount equal to 3% of the first $2.5 million in pretax income and 6% of pretax income in excess of such amount. The bonus award for Sean K. Nolen, Vice President, Chief Financial Officer, Secretary and Treasurer, for fiscal year 2005 was determined pursuant to metrics, including earnings per share goals and the satisfaction of various individual goals. The bonus award for David Blank, Vice President of Operations, was determined pursuant to metrics, including operating profits for our manufacturing operations and the satisfaction of various individual goals. These performance goals were established by the Corporation in fiscal 2005. At its May 17, 2005 meeting, the Compensation Committee reviewed the performance of the Corporation for the fiscal year ended March 31, 2005, considered the extent to which the applicable performance goals had been satisfied and authorized the payment of the resulting bonus awards to these Named Executive Officers. The amounts of the bonus awards for short-term incentive compensation for fiscal 2005 for these Named Executive Officers are as follows: Joseph Stegmayer ($927,360), Sean K. Nolen ($200,000) and David Blank ($338,353).

     Long-Term Incentive Compensation. In addition to the annual (short-term) incentive compensation awards described above, the Compensation Committee also confirmed the amount of a long-term incentive compensation award for Joseph Stegmayer under the Corporation’s Stock Incentive Plan. This award totaled 65,500 stock options at $27.55 per share and was granted in accordance with the terms of the Employment Agreement which provided for an annual grant of stock options to Mr. Stegmayer of not less than 1% of the then issued and outstanding shares of common stock of the Corporation. These options vest over a three-year period with 25% becoming vested on the grant date and the remainder becoming vested in cumulative 25% increments on each of the first three anniversaries of the grant date. The Employment Agreement does not provide for any additional grants of stock options.

     A copy of the Employment Agreement, dated June 30, 2003, between Joseph Stegmayer and the Corporation was filed as Exhibit 10.2 of the Annual Report on Form 10-K for the fiscal year ended March 31, 2004 and a copy of the Stock Incentive Plan of Cavco was filed as Exhibit 10.6 to the Registration Statement on Form 10/A (File No. 000-08822) filed by Cavco on April 23, 2003, as amended by Form 10/A dated May 21, 2003, Form 10/A dated May 30, 2003, Form 10/A dated June 17, 2003, and Form 10/A dated June 20, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC. (Registrant)
By:	/s/ Sean K. Nolen
	Name:	Sean K. Nolen
	Title:	Vice President, Chief Financial Officer, Treasurer and Secretary

Date: May 23, 2005